As filed with the Securities and Exchange Commission on March 11, 1997
                                                      Registration No. 333-14249
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                 Post-Effective
                                 Amendment No. 1
                                       to

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                        INTERLINK COMPUTER SCIENCES, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                     94-2990567
(State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                   Identification Number)

                        Interlink Computer Sciences, Inc.
                             47370 Fremont Boulevard
                            Fremont, California 94538
                                 (510) 657-9800

   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         ------------------------------

                                CHARLES W. JEPSON
                      President and Chief Executive Officer
                        Interlink Computer Sciences, Inc.
                             47370 Fremont Boulevard
                            Fremont, California 94538
                                 (510) 657-9800

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                    Copy to:

                            THOMAS C. DEFILIPPS, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300


================================================================================

                                SUPPLEMENTAL NOTE

         Of the 2,755,000 shares of Common Stock of the Registrant registered on this registration statement, the Registrant has sold or intends to sell, pursuant to its 1996 Employee Stock Purchase Plan, 350,000 shares, pursuant to its 1992 Stock Option Plan, 2,105,000 shares, and pursuant to its 1996 Director Stock Option Plan, 150,000 shares. The Registrant initially registered 300,000 shares under its 1996 Director Stock Option Plan but intends to only issue up to 150,000 shares pursuant to such plan. Accordingly, the Registrant hereby deregisters 150,000 shares of its Common Stock of the 300,000 shares that were registered under the Registrant's 1996 Director Stock Option Plan, but does not otherwise amend this registration statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 3, 1997.


                                    INTERLINK COMPUTER SCIENCES, INC.

                                    By:    /s/ Charles W. Jepson
                                           -------------------------------------
                                           Charles W. Jepson,
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. Jepson and Gloria M. Purdy jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                  Title                                   Date
               ---------                                  -----                                   ----

         /S/CHARLES W. JEPSON             President, Chief Executive Officer                  March 3, 1997
-------------------------------------     and Director
           Charles W. Jepson              (Principal Executive Officer)


          /S/GLORIA M. PURDY              Vice President of Finance, Chief                    March 3, 1997
-------------------------------------     Financial Officer, Treasurer, and
             Gloria M. Purdy              Secretary (Principal Financial
                                          and Accounting Officer)


          */S/THOMAS H. BREDT             Chairman of the Board of Directors                  March 3, 1997
-------------------------------------
            Thomas H. Bredt


        */S/RONALD W. BRAINIFF            Director                                            March 3, 1997
-------------------------------------
          Ronald W. Brainiff


        */S/D. BENEDICT DULLEY            Director                                            March 3, 1997
-------------------------------------
          D. Benedict Dulley


         */S/ANDREW I. FILLAT             Director                                            March 3, 1997
-------------------------------------
           Andrew I. Fillat


* BY:  /S/CHARLES W. JEPSON
     --------------------------------
          Charles W. Jepson,
          (Attorney-in-fact)